EVERGREEN MUNICIPAL TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116




                                                             January 10, 2000



Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts  02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that the Evergreen Tax-Free High Income Fund, a series of Evergreen Municipal Trust, hereby elect to become Fund parties to such Agreement.

                                    EVERGREEN MUNICIPAL TRUST
                                    on behalf of:
                                    Evergreen Tax-Free High Income Fund


                                     By: /s/ Anthony J. Fischer
                                        _________________________________
                                        Anthony J. Fischer
                                        President

Accepted and Agreed:

EVERGREEN SERVICE COMPANY

By:  /s/ Ann Marie Becker
     ___________________________________
      Name: Ann Marie Becker
      Title: Managing Director

Dated as of January 10, 2000